Exhibit 99.1

PRESS RELEASE

CONTACTS:
Christian Gunning Director, Corporate Communications cgunning@boingo.com (310) 586-4009	Andrew Greenebaum / Laura Foster Addo Communications andrewg@addocommunications.com / lauraf@addocommunications.com (310) 829-5400

Boingo Wireless Reports Strong Third Quarter 2011 Financial Results

Revenue increases 22.1% and Adjusted EBITDA increases 57.3% versus prior year

LOS ANGELES – November 3, 2011 – Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Financial Highlights

Boingo Wireless reported revenue of $24.7 million, compared to $20.2 million for the third quarter of 2010, an increase of 22.1 percent.

Adjusted EBITDA was $8.2 million, compared to $5.2 million for the third quarter of 2010, an increase of 57.3 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders was $1.7 million, or $0.05 per diluted share. This is compared to net income attributable to common stockholders for the third quarter of 2010 of $0.9 million, or $0.07 per diluted share.

The company generated $10.1 million in cash from operating activities and ended the third quarter with total cash and investments of $87.2 million.

Management Commentary

“We are pleased with the strength of our third quarter financial results as we continue to make progress on our strategic initiatives,” said David Hagan, President and Chief Executive Officer of Boingo Wireless.  “Both our retail and wholesale businesses contributed meaningfully, which translated into increased EBITDA, net income profitability and cash flow generation. This momentum further emphasizes our ability to execute new partner relationships, expand the installed base of our software on a global basis and leverage our leadership position in the center of the Wi-Fi ecosystem.”

Business Highlights

Key accomplishments include:

•                  A three-year wholesale platform services agreement with LG Uplus (“LG U+”) to provide global Wi-Fi roaming and cellular data offload services for LG Uplus customers.  Boingo also signed a separate network access agreement for its retail and wholesale customers to access over 40,000 LG Uplus hotspots in South Korea.

•                  An agreement with Towerstream Corporation to manage services across its state-of-the-art Wi-Fi network in Manhattan, including provisions to leverage additional networks that Towerstream may build and launch in the future.

•                  A roaming agreement with Wire & Wireless (Wi2) for Boingo customers to access more than 3,000 hotspots operated by the Wi2 300 service throughout Japan.

•                  The simplification of network access plans so that retail customers using more than one Wi-Fi enabled device now have a single account with a single monthly fee.

Business Outlook

Boingo Wireless is initiating guidance for the fourth quarter ended December 31, 2011, as follows:

Q4 2011

•                  Revenue is expected to be in the range of $24.3 million to $25.3 million

•                  Adjusted EBITDA is expected to be in the range of $7.3 million to $8.3 million

•                  Net income attributable to common stockholders is expected to be in the range of $1.3 million to $2.3 million, or $0.04 to $0.06 per diluted share.

Boingo Wireless’ guidance for the full year ended December 31, 2011, is as follows:

Full Year 2011

•                  Revenue is expected to be in the range of $93.0 million to $94.0 million

•                  Adjusted EBITDA is expected to be in the range of $27.0 million to $28.0 million

•                  Net income attributable to common stockholders is expected to be in the range of $3.9 million to $4.9 million, or $0.11 to $0.14 per diluted share.

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2011 financial results and future outlook beginning at 4:30 pm ET (1:30 pm PT), today, November 3, 2011. To participate in the conference call, investors from the U.S. and Canada should dial (877) 941-4774 ten minutes prior to the scheduled start time. International callers should dial (480) 629-9760. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible and redeemable stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States of America, or GAAP, operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 400,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo and its Concourse Communications Group subsidiary operate wired and wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s prospectus previously filed with SEC pursuant to Rule 424(b)(4) on May 5, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo! are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Revenue	$24,688	$20,214	$68,659	$59,011

Costs and operating expenses:
Network access	9,647	7,742	27,153	23,278
Network operations	4,097	3,236	11,765	9,725
Development and technology	2,449	1,978	7,192	6,194
Selling and marketing	1,955	1,509	5,410	4,288
General and administrative	3,236	2,554	8,610	7,137
Amortization of intangible assets	323	573	1,392	1,922

Total costs and operating expenses	21,707	17,592	61,522	52,544

Income from operations	2,981	2,622	7,137	6,467
Interest and other (expense) income, net	13	(75)	(292)	17

Income before income taxes	2,994	2,547	6,845	6,484
Income taxes	1,194	319	2,067	806

Net income	1,800	2,228	4,778	5,678
Net income attributable to non-controlling interests	138	118	420	350

Net income attributable to Boingo Wireless, Inc.	1,662	2,110	4,358	5,328
Accretion of convertible preferred stock	—	(1,194)	(1,633)	(3,826)

Net income attributable to common stockholders, basic	$1,662	$916	$2,725	$1,502

Net income per share attributable to common stockholders:
Basic	$0.05	$0.16	$0.13	$0.26
Diluted	$0.05	$0.07	$0.12	$0.17

Weighted average shares used in computing net income per share attributable to common stockholders:

Basic	33,139	5,835	20,865	5,834
Diluted	36,678	31,408	24,470	31,133

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

 (In thousands, except per share amounts)

	September 30,	December 31,

	2011	2010
Assets
Current assets:
Cash and cash equivalents	$78,854	$25,721
Restricted cash	1,066	1,001
Marketable securities	8,373	9,373
Accounts receivable, net of allowances of $92 and $107, respectively	5,892	7,946
Prepaid expenses and other current assets	1,552	1,306
Deferred tax assets	3,572	3,572
Total current assets	99,309	48,919
Property and equipment, net	39,213	36,024
Goodwill	25,512	25,512
Other intangible assets, net	9,749	10,992
Deferred tax assets	6,697	6,697
Other assets	4,952	4,891
Total assets	$185,432	$133,035

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,830	$4,596
Accrued expenses and other liabilities	12,017	13,531
Deferred revenue	14,122	10,829
Current portion of capital leases	90	420
Total current liabilities	32,059	29,376
Deferred revenue, net of current portion	25,757	28,149
Other liabilities	936	2,181
Total liabilities	58,752	59,706

Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, $0.0001 par value; 5,053 shares authorized, issued and outstanding at December 31, 2010	–	22,263
Series A-2 convertible preferred stock, $0.0001 par value; 1,105 shares authorized, issued and outstanding at December 31, 2010	–	6,868
Series B convertible preferred stock, $0.0001 par value; 3,500 shares authorized, and 3,433 shares issued and outstanding at December 31, 2010	–	13,948
Series C convertible preferred stock, $0.0001 par value; 10,992 shares authorized, 10,983 shares issued and outstanding at December 31, 2010	–	79,890
Total convertible preferred stock	–	122,969

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000 and 34,900 shares authorized, 34,390 and 7,092 shares issued, 33,169 and 5,835 shares outstanding at September 30, 2011 and December 31, 2010, respectively	3	–
Treasury stock at cost, 1,257 shares	–	(4,575)
Note receivable from stockholder	–	(103)
Additional paid in capital	168,935	–
Accumulated deficit	(42,434)	(45,159)
Total common stockholders’ equity (deficit)	126,504	(49,837)
Non-controlling interests	176	197
Total stockholders’ equity (deficit)	126,680	(49,640)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$185,432	$133,035

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended

	September 30,

	2011	2010
Cash flows from operating activities
Net income	$4,778	$5,678
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	8,894	5,401
Amortization of intangible assets	1,392	1,922
Stock-based compensation	2,275	684
Forgiveness of notes receivable from stockholder	103	–
Unbilled receivables	(304)	739
Change in fair value of preferred stock warrants	139	–
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	2,054	1,017
Prepaid expenses and other assets	54	(1,562)
Accounts payable	55	421
Accrued expenses and other liabilities	(355)	(1,687)
Deferred revenue	901	5,578
Net cash provided by operating activities	19,986	18,191
Cash flows from investing activities
(Increase) decrease in restricted cash	(65)	848
Sales of short-term marketable securities	1,000	–
Purchases of property and equipment	(13,154)	(5,896)
Contractual payments related to business acquisition	(127)	(138)
Net cash used in investing activities	(12,346)	(5,186)
Cash flows from financing activities
Payments of capital leases	(330)	(505)
Payments to non-controlling interests	(547)	(399)
Proceeds from exercise of stock options	602	1
Proceeds from issuance of common stock upon initial public offering	48,297	–
Offering costs	(2,529)	–
Net cash provided by (used in) financing activities	45,493	(903)
Net increase in cash and cash equivalents	53,133	12,102
Cash and cash equivalents at beginning of period	25,721	22,629
Cash and cash equivalents at end of period	$78,854	$34,731
Supplemental disclosure of cash flow information
Cash paid for interest	$11	$23
Cash paid for taxes	1,194	1,027
Supplemental disclosure of non-cash investing and financing activities
Conversion of convertible preferred stock into common stock	124,602	–
Retirement of treasury stock	4,575	–
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	2,247	2,011
Accretion of convertible preferred stock	1,633	3,826
Exercise and conversion of preferred stock warrants into common stock	272	–
Contractual obligation related to business acquisition in accrued expenses and other liabilities	43	57
Acquisition of software and equipment under capital leases	–	73

Boingo Wireless, Inc.

Schedule of Non-GAAP Reconciliations

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income attributable to common stockholders	$1,662	$916	$2,725	$1,502
Depreciation	3,555	1,833	8,894	5,401
Accretion of convertible preferred stock	—	1,194	1,633	3,826
Income taxes	1,194	319	2,067	806
Amortization of intangible assets	323	573	1,392	1,922
Stock-based compensation expense	1,372	206	2,275	684
Non-controlling interests	138	118	420	350
Interest and other expense (income), net	(13)	75	292	(17)
Adjusted EBITDA	$8,231	$5,234	$19,698	$14,474